EXHIBIT 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation of organization if not a U.S. national)	(I.R.S. Employer Identification No.)
700 S. Flower Street 2nd Floor
Los Angeles, California	90017-4104
(Address of principal executive offices)	(Zip code)

The Bank of New York Mellon Trust Company, N.A.
Corporate Trust Administration
900 Ashwood Parkway, Suite 425
Atlanta, GA 30338
Attn: Kristine Prall
(770) 698-5184
(Name, address, and telephone number of agent for service)

EQUIFAX INC.
(Exact name of obligor as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

ITEM 16.	LIST OF EXHIBITS.

Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the  Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 21 day of July, 2010.

By: Kristine Prall

Name: KRISTINE PRALL

Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Los Angeles, California 90017

At the close of business March 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,504
Interest-bearing balances	288
Securities:
Held-to-maturity securities	12
Available-for-sale securities	581,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	113,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,486
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	237,642
Other assets	166,465
Total assets	$1,966,971

LIABILITIES

Deposits:
In domestic offices	533
Noninterest-bearing	533
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	210,010
Total liabilities	479,234
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not applicable
Retained earnings	364,077
Accumulated other comprehensive income	1,140
Other equity capital components	0
Not available
Total bank equity capital	1,487,737
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,487,737
Total liabilities and equity capital	1,966,971

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)